Exhibit 3.1

THE COMPANIES LAW

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

Bona Film Group Limited

1.                                      The name of the Company is Bona Film Group Limited.

2.                                      The Registered Office of the Company shall be at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

3.                                      Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4.                                      Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Law.

5.                                      Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.                                      The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.                                      The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.                                      The share capital of the Company is US$50,000 divided into 100,000,000 shares with a par value of US$ 0.0005 each, comprising of 85,000,000 Ordinary Shares with a par value of US$0.0005 each, and 15,000,000 Preferred Shares with a par value of US$0.0005 each, of which 5,000,000 shares shall be undesignated, 5,000,000 shares shall be designated Series A Preferred Shares and 5,000,000 shares shall be designated Series B Preferred Shares, among which 2,000,000 shares be designated Series B-1 Preferred Shares, 2,000,000 shares be designated Series B-2 Preferred Shares and 1,000,000 shares be designated Series B-3 Preferred Shares.

9.                                      The Company may exercise the power contained in the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Bona Film Group Limited

TABLE OF CONTENTS

Table A

INTERPRETATION

1.	Definitions

SHARES

2.	Power to Issue Shares
3.	Redemption and Purchase of Shares
4.	Rights Attaching to Shares
5.	Calls on Shares
6.	Joint and Several Liability to Pay Calls
7.	Forfeiture of Shares
8.	Share Certificates
9.	Fractional Shares

REGISTRATION OF SHARES

10.	Register of Members
11.	Registered Holder Absolute Owner
12.	Transfer of Registered Shares
13.	Transmission of Registered Shares

ALTERATION OF SHARE CAPITAL

14.	Power to Alter Capital
15.	Variation of Rights Attaching to Shares

DIVIDENDS DISTRIBUTIONS AND RESERVE

16.	Dividends
17.	Power to Set Aside Profits
18.	Method of Payment
19.	Capitalisation

MEETINGS OF MEMBERS

20.	Annual General Meetings
21.	Extraordinary General Meetings
21A.	Approval by Ordinary Resolution
22.	Requisitioned General Meetings
23.	Notice
24.	Giving Notice
25.	Postponement of General Meeting
26.	Participating in Meetings by Telephone
27.	Quorum at General Meetings
28.	Chairman to Preside
29.	Voting on Resolutions
30.	Voting by Poll
31.	Reserved Matters
32.	Instrument of Proxy
33.	Representation of Corporate Member
34.	Adjournment of General Meeting
35.	Written Resolutions
36.	Directors Attendance at General Meetings

DIRECTORS AND OFFICERS

37.	Number, election and removal of Directors
38.	[Intentionally Deleted]
39.	Term of Office of Directors
40.	Alternate Directors
41.	[Intentionally Deleted]
42.	Vacancy in the Office of Director
43.	Remuneration of Directors
44.	Defect in Appointment of Director
45.	Directors to Manage Business
46.	Powers of the Board of Directors
47.	Register of Directors and Officers
48.	Officers
49.	Appointment of Officers
50.	Duties of Officers
51.	Remuneration of Officers
52.	Conflicts of Interest
53.	Indemnification and Exculpation of Directors and Officers

MEETINGS OF THE BOARD OF DIRECTORS

54.	Board Meetings
55.	Notice of Board Meetings
56.	Participation in Meetings by Telephone
57.	Quorum at Board Meetings
58.	Board to Continue in the Event of Vacancy
59.	Chairman to Preside
60.	Written Resolutions
61.	Validity of Prior Acts of the Board

CORPORATE RECORDS

62.	Minutes
63.	Register of Mortgages and Charges
64.	Form and Use of Seal

ACCOUNTS

65.	Books of Account
66.	Financial Year End

AUDITS

67.	Audit
68.	Appointment of Auditors
69.	Remuneration of Auditors
70.	Duties of Auditor
71.	Access to Records

VOLUNTARY WINDING-UP AND DISSOLUTION

72.	Winding-Up

CHANGES TO CONSTITUTION

73.	Changes to Articles
74.	Changes to the Memorandum of Association
75.	Discontinuance

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Bona Film Group Limited

Table A

The regulations in Table A in the First Schedule to the Law (as defined below) do not apply to the Company.

INTERPRETATION

1.                                      Definitions

1.1          In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Affiliate

in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of an Investor, shall include (i) any Person who holds Shares as a nominee for such Investor, (i) any shareholder of such Investor, (ii) any entity or individual which has a direct and indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof; (iv) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Investor or its fund manager, (v) the relatives of any individual referred to in (ii) above, and (vi) any trust Controlled by or held for the benefit of such individuals;

Alternate Director	an alternate director appointed in accordance with these Articles;

Articles	these Articles as originally framed or as from time to time altered by Special Resolution and for the avoidance of doubt includes Schedule B hereto;

Auditor	the persons for the time being performing the

duties of auditors of the Company, appointed by the Board;

Board	the Board of Directors of the Company;

BVI Company	Bona International Film Group Limited, a company organised under the laws of the British Virgin Islands;

Company	the company for which these Articles are approved and confirmed;

Control

with respect to any third Person shall have the meaning ascribed to it in Rule 405 under the Securities Act, and shall be deemed to exist in favour of any Person (a) when such Person holds at least 20 per cent. of the outstanding voting securities of such third Person and no other Persons owns a greater number of outstanding voting securities of such third Person or (b) over other members of such Person’s immediate family. Immediate family members include, without limitation, a Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing;

Conversion Price

with respect to each Series A Preferred Share, the Series A Conversion Price, with respect to each Series B-1 Preferred Share, the Series B-1 Conversion Price, with respect to each Series B-2 Preferred Share, the Series B-2 Conversion Price, and with respect to each Series B-3 Preferred Share, the Series B-3 Conversion Price;

Conversion Rights	has the meaning set forth in Clause 1 of Schedule A to the Articles of Association;

Co-Sale Ratio

with respect to a Co-Sale Shareholder, means the ratio of (a) the number of Ordinary Share Equivalents owned by such Co-Sale Shareholder on the date of the Transfer Notice to (b) the total number of Ordinary Share Equivalents owned by the Transferring Shareholder and all the Co-Sale

Shareholders on the date of the Transfer Notice;

Co-Sale Right	has the meaning set forth in the Special Provisions;

Co-Sale Shareholders	Members exercising the Co-Sale Right, and “Co-Sale Shareholder” means any one of them;

Debenture	debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not;

Director	a director, including a sole director, for the time being of the Company and shall include an Alternate Director;

Distribution Workshop	Distribution Workshop (BVI) Ltd., a business company incorporated under the laws of the British Virgin Islands;

Distribution HK	Distribution Workshop (HK) Ltd., a company organized under the laws of Hong Kong;

Domestic Companies

(i) Beijing Baichuan Film Distribution Co., Ltd., a limited liability company registered in Beijing, PRC; (ii) Beijing Bona Film Culture Communication Co., Ltd., a limited liability company registered in Beijing, PRC; (iii) Beijing Bona Advertising Co., Ltd., a limited liability company registered in Beijing, PRC; (iv) Beijing Bona Ying Long Performance Brokerage Co., Ltd., a limited liability company registered in Beijing, PRC; (v) Beijing Bona Mei Tao Culture Media Co., Ltd., a limited liability company registered in Beijing, PRC; and (vi) Zhejiang Bona Movie and Television Production Co., Ltd., a limited liability company registered in Zhejiang, PRC;

Founders	Yu Dong (PRC ID No. 110105197101041157), SkillGreat Limited., (“SkillGreat”), a business company incorporated under the laws of the British Virgin Islands, and Yu Hai (PRC ID No. 110102195710233316);

Group or Group Companies	the Company, the BVI Company, the Hong Kong

Company, Distribution Workshop, Distribution HK, the WFOE, the Domestic Companies and their respective Subsidiaries from time to time, and “Group Company” means any one of them;

Hong Kong Company	Bona Entertainment Company Limited, a company incorporated under the laws of Hong Kong Special Administrative Region;

Investor Consent

at the time of its determination, the prior written consent of holders representing a majority of the Series A Preferred Shares in aggregate, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series A Preferred Shares and a majority of the Series B Preferred Shares in aggregate, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series B Preferred Shares;

Investor Representatives	the SIG Representative, the Sequoia Representative and Matrix Representative, and “Investor Representative” means any one of them;

Investors	the Series A Investors and the Series B Investors, and “Investor” means any one of them, and their respective assignees, transferees or successors;

Law	The Companies Law of the Cayman Islands and every modification, reenactment or revision thereof for the time being in force;

Matrix	Matrix Partners China I, L.P. and Matrix Partners China I-A, L.P.;

Matrix Representative	has the meaning set forth in Article 37;

Member

the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

Memorandum of Association	the Amended and Restated Memorandum of Association of the Company, as amended and restated from time to time;

month	calendar month;

New Securities

any share capital of the Company (including reissued shares), whether authorized or not, and any rights, options, or warrants to purchase share capital of the Company, any notes, debentures, preferred stock or shares and securities of any type whatsoever that are ultimately, or may become, convertible into share capital of the Company issued (or, pursuant to Clause 2(c) of Schedule A to the Articles of Association, deemed to be issued) by the Company. “New Securities” does not include: (a) Ordinary Shares issued upon conversion of the Preferred Shares authorized herein; (b) securities issued as a dividend or distribution on the Preferred Shares or any event for which adjustment is made pursuant to Clauses 2(f), 2(g) or 2(h) of Schedule A to the Articles of Association, (c) securities offered to the public pursuant to a registration statement or registered prospectus in respect of a Qualified IPO, (d) Ordinary Shares issued or issuable to officers, directors, and employees of, and consultants to, the Group pursuant to options or awards under the Company’s stock incentive plan approved in accordance with Clause 31 of the Articles of Association, or (e) securities or share capital issued without consideration pursuant to a share dividend, share subdivision, or similar transaction;

notice	written notice as further provided in these Articles unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

Ordinary Resolution

subject to the quorum requirement set forth in Article 27, a resolution passed by Members holding a simple majority of all voting shares who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a written resolution passed by Members holding 95% of all voting shares who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting. In computing the majority when a poll is taken regard shall be had to the number of votes to which each Member is entitled by the Articles;

Ordinary Shareholders	holders of Ordinary Shares;

Ordinary Shareholders Representative	has the meaning set forth in Article 37;

Ordinary Share Equivalent	the number of issued and outstanding Ordinary Shares, and Ordinary Shares into which issued and outstanding Preferred Shares and other voting equity securities are convertible;

Ordinary Shares	the ordinary shares in the capital of the Company with a nominal or per share par value of US$0.0005;

Original Issue Date

with respect to each Series A Preferred Share, the Series A Original Issue Date, with respect to each Series B-1 Preferred Share, the Series B-1 Original Issue Date, with respect to each Series B-2 Preferred Share, the Series B-2 Original Issue Date, and with respect to each Series B-3 Preferred Share, the Series B-3 Original Issue Date;

Original Issue Price

with respect to each Series A Preferred Share, the Series A Original Issue Price, with respect to each Series B-1 Preferred Share, the Series B-1 Original Issue Price, with respect to each Series B-2 Preferred Share, the Series B-2 Original Issue Price, and with respect to each Series B-3 Preferred Share, the Series B-3 Original Issue Price;

paid-up	paid-up or credited as paid-up;

Person

any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental authority or other entity of any kind or nature;

PRC	the Peoples’ Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Islands of Taiwan;

Preferred Shares	the Series A Preferred Shares and the Series B Preferred Shares, and “Preferred Share” means any of them;

Pro Rata Ratio

with respect to any Investor or Yu Dong, means the ratio of: (a) the total number of Ordinary Share Equivalents held by that Investor or Yu Dong (both directly and indirectly through SkillGreat or other entity) to (b) the total number of Ordinary Share Equivalents held by all Investors and Yu Dong (both directly and indirectly through SkillGreat or other entity);

Pro Rata Share

with respect to any Investor or Founder, means the ratio of: (a) the total number of Ordinary Share Equivalents held by that Investor or Founder (in case of Yu Dong, both directly and indirectly through SkillGreat or other entity) to (b) the total number of Ordinary Share Equivalents held by all Investors and Founder (in case of Yu Dong, both directly and indirectly through SkillGreat or other entity);

Purchase Agreement

Series B Preferred Share Subscription Agreement dated as of July 2009 by and among the BVI Company, the Hong Kong Company, Distribution Workshop, the WFOE, the Founders, the Investors and certain other parties;

Qualified IPO

the closing of the Company’s first firm commitment, underwritten public offering of Ordinary Shares or securities representing Ordinary Shares in connection with which Ordinary Shares or such securities is listed and becomes publicly traded on an internationally recognized securities exchange (including the Stock Exchange of Hong Kong) or the NASDAQ National Market or the issue or transfer of shares in a company whose shares are listed on an internationally recognized stock exchange (including the Stock Exchange of Hong Kong) or on NASDAQ National Market for which shares approval for listing and trading has been duly obtained and which shares are issued or transferred in consideration of the acquisition of the Ordinary Shares of the Company, provided, however, that such transaction or listing shall result in aggregate proceeds to the Company of at least US$60,000,000 (before deduction for underwriters’ commissions and expenses), and that the market capitalization of the Company immediately after such transaction or listing shall be at least US$300,000,000;

Redemption Price	has the meaning set forth in Clause 4(a) of Schedule A to the Articles of Association;

registered office	the registered office for the time being of the Company;

Related Party

with respect to any Person, (a) any Affiliate of such Person, (b) each Person that serves as a director, officer, partner, executor, or trustee of such Person (or in any other similar capacity), (c) any Person with respect to which such Person serves as a general partner or trustee (or in any other similar capacity), (d) any Person that has direct or indirect beneficial ownership of voting securities or other voting interests representing at least ten per cent. of the outstanding voting power or equity securities or other equity interests representing at least ten per cent. of the outstanding equity interests (a “Material Interest”) in such Person, and (e) any Person in which such Person holds a Material Interest;

Register of Directors and Officers	the register of directors and officers referred to in these Articles;

Register of Members	the register of Members referred to in these Articles;

Registered Office	the registered office for the time being of the

Company;

Sale of the Company

(a) the sale, lease or other disposition (in one or a series of related transactions) of all or substantially all of the Company’s assets to one Person or a group of Persons acting in concert (other than the Company or any of its Controlled Affiliates), including a sale (or multiple related sales) of one or more Subsidiaries (whether by way of merger, consolidation, recapitalization, reclassification, reorganization or sale of all or substantially all of the assets or securities) which constitute all or substantially all of the consolidated assets or business of the Company, (b) the sale, exchange or transfer, in one or a series of related transactions, of a majority of the outstanding share capital of the Company to one Person or a group of Persons acting in concert, under circumstances in which the holders of a majority in voting power of the outstanding share capital of the Company immediately prior to such transaction beneficially own less than a majority in voting power of the outstanding share capital of the Company or the acquiring Person immediately following such transaction, or (c) a merger, consolidation, amalgamation, recapitalization, reclassification, reorganization or similar business combination transaction involving the Company under circumstances in which holders of a majority in voting power of the share capital of the Company immediately prior to such transaction beneficially own less than a majority in voting power of the outstanding share capital of the Company, or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction;

Seal	the common seal of the Company and includes every duplicate seal;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Senior Manager	with respect to any Group Company, the chief executive officer of such company and any member of management reporting directly to the board of directors or chief executive officer of such company;

Securities Act	the Securities Act of 1933, as amended, of the United States of America;

Sequoia	Sequoia Capital China I, L.P., Sequoia Capital China Partners Fund I, L.P., and Sequoia Capital China Principals Fund I, L.P.;

Sequoia Representative	has the meaning set forth in Article 37;

Series A Conversion Price	has the meaning set forth in Clause 1 of Schedule A to the Articles of Association;

Series A Investor	the holder of Series A Preferred Shares;

Series A Investor Representatives	the SIG Representative and the Sequoia Representative, and “Series A Investor Representative” means any one of them;

Series A Original Issue Date	the date on which Series A Preferred Shares are first issued;

Series A Original Issue Price	a price per share of US$2.560000 with respect to each Series A Preferred Share;

Series A Preferred Shares

the series A redeemable convertible preference shares in the capital of the Company with a par value of US$0.0005 per share, having the rights set out in the Memorandum of Association and these Articles;

Series B-1 Conversion Price	has the meaning set forth in Clause 1 of Schedule A to the Articles of Association;

Series B-2 Conversion Price	has the meaning set forth in Clause 1 of Schedule A to the Articles of Association;

Series B-3 Conversion Price	has the meaning set forth in Clause 1 of Schedule A to the Articles of Association;

Series B Investor	the holder of Series B Preferred Shares;

Series B-1 Original Issue Date	the date on which Series B-1 Preferred Shares are first issued;

Series B-2 Original Issue Date	the date on which Series B-2 Preferred Shares are first issued;

Series B-3 Original Issue Date	the date on which Series B-3 Preferred Shares are first issued;

Series B-1 Original Issue Price	a price per share of US$2.818135 with respect to each Series B-1 Preferred Share;

Series B-2 Original Issue Price	a price per share of US$3.623325 with respect to each Series B-2 Preferred Share;

Series B-3 Original Issue Price	a price per share of US$6.307724 with respect to each Series B-3 Preferred Share;

Series B-1 Preferred Shares

the series B-1 redeemable convertible preference shares in the capital of the Company with a par value of US$0.0005 per share, having the rights set out in the Memorandum of Association and these Articles;

Series B-2 Preferred Shares

the series B-2 redeemable convertible preference shares in the capital of the Company with a par value of US$0.0005 per share, having the rights set out in the Memorandum of Association and these Articles;

Series B-3 Preferred Shares

the series B-3 redeemable convertible preference shares in the capital of the Company with a par value of US$0.0005 per share, having the rights set out in the Memorandum of Association and these Articles;

Share or share	any Ordinary Share or Preferred Share;

Share Premium Account	the account of the Company which the Company maintains, to which all premiums over nominal or par value received by the Company in respect of issues of shares from time to time are credited;

Shareholders’ Agreement	the amended Shareholders’ Agreement entered or

to be entered into by and among the Company, the BVI Company, certain other Group Companies, the Founders, the Series A Investors, the Series B Investors and the other parties named therein relating, among other things, to the rights of the Series A Investors and the Series B Investors;

SIG	SIG China Investments One, Ltd, a company registered in the Cayman Islands;

SIG Representative	has the meaning set forth in Article 37;

Special Provisions	the provisions specified in Schedule B to these Articles;

Special Resolution

a Members’ resolution expressed to be a special resolution and passed either (i) as a resolution signed by Members holding all issued and outstanding Ordinary Shares, Series A Preferred Shares and Series B Preferred Shares (counted for the purposes hereof as issued and outstanding Ordinary Shares on an as-if-converted basis), or (ii) at a meeting by Members holding not less than three-fourths of all issued and outstanding Ordinary Shares, Series A Preferred Shares and Series B Preferred Shares (counted for the purposes hereof as issued and outstanding Ordinary Shares on an as-if-converted basis), including holders of at least a majority of the then outstanding Series A Preferred Shares and a majority of the then outstanding Series B Preferred Shares (which Members, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given);

Subsidiary

with respect to any subject entity (the “subject entity”), (i) any company, partnership or other entity (x) more than 50 per cent. of whose shares or other interests entitled to vote in the election of directors or (y) more than a 50 per cent. interest whose in the profits or capital of such entity are owned or controlled directly or indirectly by the subject entity or through one or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the International Financial Reporting Standards (iii) any entity respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary;

Transfer Notice	has the meaning set forth in the Special Provisions;

US GAAP	the Generally Accepted Accounting Principles in the United States;

WFOE	Beijing Bona New World Media Technology Co., Ltd., a wholly foreign-owned enterprise registered as a limited liability company in Beijing, PRC;

written and in writing	all modes of representing or reproducing words in visible form;

written resolution	a resolution passed in accordance with Article 35 or 60; and

year	calendar year.

1.2                               In these Articles, where not inconsistent with the context:

(a)                                  words denoting the plural number include the singular number and vice versa;

(b)                                 words denoting the masculine gender include the feminine and neuter genders;

(c)                                  words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)                                 the words:-

(i)                                     “may” shall be construed as permissive; and

(ii)                                  “shall” shall be construed as imperative;

(e)                                  a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof; and

(f)                                    unless otherwise provided herein, words or expressions defined in the Law shall bear the same meaning in these Articles.

1.3                               In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4                               Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.                                      Power to Issue Shares

2.1                               Subject to these Articles and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, provided that no share shall be issued at a discount except in accordance with the Law.

3.                                      Redemption and Purchase of Shares

3.1                               Subject to the Law, the Company is authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member.

3.2                               The Company is hereby authorised to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Law.

3.3                               The redemption price of a redeemable share, or the method of calculation thereof, shall be fixed by the Directors at or before the time of issue.

3.4                               Every share certificate representing a redeemable share shall indicate that the share is redeemable.

3.5                               Subject to the law, and with the sanction of an Ordinary esolution authorising the manner and terms of purchase, the Directors may on behalf of the Company purchase any share in the Company (including a redeemable share) by agreement with the holder or pursuant to the terms of the issue of the share and may make payments in respect of such purchase in accordance with the law.

3.6                               The redemption price may be paid in any manner authorised by these Articles for the payment of dividends.

3.7                               A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Directors, after due enquiry, estimate to be representative of the rates being offered by Class A banks in the Cayman Islands for thirty day deposits in the same currency.

3.8                               The Directors may exercise as they think fit the powers conferred on the Company by Section 37(5) of the Law (payment out of capital) but only if and to the extent that the redemption could not otherwise be made (or not without making a fresh issue of shares for this purpose).

3.9                               Subject as aforesaid, the Directors may determine, as they think fit all questions that may arise concerning the manner in which the redemption of the shares shall or may be effected.

3.10                        No share may be redeemed unless it is fully paid-up.

4.                                      Rights Attaching to Shares

Subject to Article 2.1, the Memorandum of Association and any resolution of the Members to the contrary and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares, the share capital of the Company shall be divided into 100,000,000 shares with a par value of US$0.0005 each, comprising of 85,000,000 Ordinary Shares with a par value of US$0.0005 each, and 15,000,000 Preferred Shares with a par value of US$0.0005 each, of which 5,000,000 shares shall be undesignated, 5,000,000 shares shall be designated Series A Preferred Shares and 5,000,000 shares shall be designated Series B Preferred Shares, among which 2,000,000 shares be designated Series B-1 Preferred Shares, 2,000,000 shares be designated Series B-2 Preferred Shares and 1,000,000 shares be designated Series B-3 Preferred Shares.  The rights and restrictions of the Ordinary Shares and Preferred Shares are set out in Schedule A attached.  For the sake of clarity, Schedule A forms part of the Articles of Association.  In the event of any conflict between the conditions in the Articles of Association and Schedule A, Schedule A shall prevail.

5.                                      Calls on Shares

5.1                               The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment.  The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2                               The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

5.3                               The Company may make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares.

6.                                      Joint and Several Liability to Pay Calls

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

7.                                      Forfeiture of Shares

7.1                               If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call
Bona Film Group Limited (the “Company”)

You have failed to pay the call of [amount of call] made on the [ ] day of [ ], 20[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [ ] day of [ ], 20[ ], the day appointed for payment of such call.  You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [ ] day of [ ], 20[ ] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [ ] day of [ ], 20[ ]

[Signature of Secretary] By Order of the Board

7.2                               If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Articles and the Law.

7.3                               A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

7.4                               The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed.  Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.                                      Share Certificates

8.1                               Every Member shall be entitled to a certificate under the common seal (if any) or a facsimile thereof of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares.  The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2                               If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

8.3                               Share certificates may not be issued in bearer form.

9.                                      Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

10.                               Register of Members

The Board shall cause to be kept in one or more books a Register of Members which may be kept outside the Cayman Islands at such place as the Directors shall appoint and shall enter therein the following particulars:-

(a)                                 the name and address of each Member, the number, and (where appropriate) the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

(b)                                 the date on which each person was entered in the Register of Members; and

(c)                                  the date on which any person ceased to be a Member.

11.                               Registered Holder Absolute Owner

11.1                        The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

11.2                        No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder.  If, notwithstanding this Article, notice of any trust is at the holder’s request entered in the Register of Members or on a share certificate in respect of a share, then, except as aforesaid:

(a)                                 such notice shall be deemed to be solely for the holder’s convenience;

(b)                                 the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

(c)                                  the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

(d)                                 the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register of Members or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

12.                               Transfer of Registered Shares

12.1                        An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares
[                     ] (the “Company”)

FOR VALUE RECEIVED                                 [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

DATED this [ ] day of [ ], 20[ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

12.2                        Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone.  The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

12.3                        The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

12.4                        The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

12.5                        The transfers of shares are restricted by the Special Provisions and are subject to the terms thereof, and the Directors shall not register any transfer of shares if such transfer would contravene the Special Provisions. Except as aforesaid and except as otherwise provided in these Articles or the Memorandum of Association, the Directors may not decline to register any transfer of shares without reasonable cause.  If the Directors refuse to register a transfer they shall notify the transferee within two weeks of such refusal, providing a detailed explanation of the reason therefor.

13.                               Transmission of Registered Shares

13.1                        In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares.  Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons.  Subject to the provisions of Section 39 of the Law, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

13.2                        Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member
Bona Film Group Limited (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [ ] day of [ ], 20[ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

13.3                        On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member.  Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

13.4                        Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

14.                               Power to Alter Capital

14.1                        Subject to the Law, the Company may from time to time by Ordinary Resolution alter the conditions of its Memorandum of Association to:

(a)                                 increase its capital by such sum divided into shares of such amounts as the resolution shall prescribe or, if the Company has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient;

(b)                                 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)                                  convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

(d)                                 subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum of Association; or

(e)                                  cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

14.2                        For the avoidance of doubt it is declared that paragraph 14.1 (b), (c) and (d) do not apply if at any time the shares of the Company have no par value.

14.3                        Subject to the Law, the Company may from time to time by Special Resolution reduce its share capital.

15.                               Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class.  The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS DISTRIBUTIONS AND RESERVE

16.                               Dividends

16.1                        (a)                                 Subject to the Law and to the other provisions of these Articles and the Memorandum of Association, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor, provided that no dividends (interim or final) shall be declared without the affirmative vote or unanimous written consent of all the Directors, and further provided that in no event shall any dividend or distribution be declared or paid with respect to the Series A Preferred Shares and the Ordinary Shares until an equivalent or better dividend or dividend is first declared and paid with respect to the Series B Preferred Shares.

(b)                                 No dividends or other distributions shall be made or declared, whether in cash, in property, or in any shares of the Company, with respect to any class or series of shares of the Company, unless at the same time an equivalent dividend is declared or paid on all outstanding Preferred Shares on an as-if-converted basis.

16.2                        No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the Share Premium Account or as otherwise permitted by the Law.

16.3                        Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

16.4                        The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

16.5                        No dividend or distribution shall bear interest against the Company.

17.                               Power to Set Aside Profits

17.1                        The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.  Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company.  The Directors may also, without placing the same to reserve, carry forward any profit which they decide not to distribute.

17.2                        Subject to any direction from the Company in general meeting, the Directors may on behalf of the Company exercise all the powers and options conferred on the Company by the Law in regard to the Company’s share premium account.

18.                               Method of Payment

18.1                        Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

18.2                        In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct.  If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

18.3                        The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

19.                               Capitalisation

The Company may upon the recommendation of the Directors by Ordinary Resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid.  In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

MEETINGS OF MEMBERS

20.                               Annual General Meetings

The Company may in each year hold a general meeting as its annual general meeting.  The annual general meeting of the Company may be held at such time and place as the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint.

21.                               Extraordinary General Meetings

21.1                        General meetings other than annual general meetings shall be called extraordinary general meetings.

21.2                        The Chairman or any two Directors or any Director and the Secretary or the Board may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary.

21A.                      Approval by Ordinary Resolution

Subject to Article 31 hereof and except as otherwise required by the Law provided in these Articles, all business required to be transacted or approved by the Company in general meeting shall be transacted or approved by Ordinary Resolution.

22.                               Requisitioned General Meetings

22.1                        The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company.  To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Registered Office.  The requisition may consist of several documents in like form each signed by one or more requisitionists.

22.2                        If the Directors do not within twenty-one days from the date of the requisition duly proceed to call an extraordinary general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety days after the requisition.  An extraordinary general meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Directors.

23.                               Notice

23.1                        At least five days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and if different, the record date for determining Members entitled to attend and vote at the general meeting, and, as far as practicable, the other business to be conducted at the meeting.

23.2                        At least five days’ notice of an extraordinary general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and the general nature of the business to be considered at the meeting.

23.3                        The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company but, unless so fixed, as regards the entitlement to receive notice of a meeting or notice of any other matter, the record date shall be the date of despatch of the notice and, as regards the entitlement to vote at a meeting, and any adjournment thereof, the record date shall be the date of the original meeting.

23.4                        A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an extraordinary general meeting, by seventy-five percent of the Members entitled to attend and vote thereat.

23.5                        The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.                               Giving Notice

24.1                        A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose.  For the purposes of this Article, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

24.2                        Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

24.3                        Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

25.                               Postponement of General Meeting

The Board may postpone any general meeting called in accordance with the provisions of these Articles provided that notice of postponement is given to each Member before the time for such meeting.  Fresh notice of the date, time and place for the postponed meeting shall be given to each member in accordance with the provisions of these Articles.

26.                               Participating in Meetings by Telephone

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

27.                               Quorum at General Meetings

27.1                        No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business, such quorum to consist of five Members present in person or by proxy (at least two of which shall be Series A Investors, two of which shall be Series B Investors (including a representative of not less than fifty-one per cent (51%) of the holders of the Series B Preferred Shares) and one of which shall be Yu Dong on behalf of SkillGreat) holding not less than fifty (50) percent of the issued and outstanding Ordinary Shares (with Preferred Shares counted as Ordinary Shares for the purposes hereof on an as-if-converted basis, except those Ordinary Shares without carrying any voting right), present in person or by proxy; provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.

27.2                        If within one hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place and if at the adjourned meeting such a quorum is still not present within half an hour from the time appointed for the meeting, the Members present, provided there are at least five Members present in person or by proxy, holding not less than fifty (50) percent of the issued and outstanding Ordinary Shares (with Preferred Shares counted as Ordinary Shares for the purposes hereof on an as-if-converted basis) shall be a quorum provided that business not included in the notice shall not be transacted in such meeting and may, subject to Article 31 hereof, transact the business for which the adjourned meeting was originally convened.

28.                               Chairman to Preside

28.1                        The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

28.2                        If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

29.                               Voting on Resolutions

29.1                        Subject to the provisions of the Law and these Articles, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Articles and in the case of an equality of votes the resolution shall fail.

29.2                        No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

29.3                        At any general meeting a resolution put to the vote of the meeting shall be voted upon by poll.

29.4                        The Chairman of the general meeting shall not be entitled to a second or casting vote under any circumstance.

29.5                        Except as otherwise required by law or as set forth herein, the holder of each Ordinary Share issued and outstanding shall have one vote for each Ordinary Share held by such holder, and the holder of each Preferred Share shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preferred Share could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other shares of the Company having general voting power and not counted separately as a class. Holders of Ordinary Shares and Preferred Shares shall be entitled to notice of any Members’ meeting in accordance with these Articles, and except as otherwise set forth in Article 31 hereof, shall vote together and not as separate classes.

29.6                        In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

29.7                        A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

29.8                        No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

29.9                        No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

29.10                 Votes may be given either personally or by proxy.

29.11                 A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

30.                               Voting by Poll

30.1                        At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

30.2                        Each poll shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting.

30.3                        [Intentionally Deleted].

30.4                        [Intentionally Deleted].

31.                               Reserved Matters

In addition to any other rights provided by law, the Memorandum of Association and these Articles, and notwithstanding any other contrary provision in the Memorandum of Association or these Articles, no Group Company shall, and the Founders and the Ordinary Shareholders shall exercise all of their rights with respect to the Ordinary Shares hold by them so as to cause the Group Companies not to effect or otherwise consummate any of the following without first obtaining the Investor Consent:

(a)                                  Make any distribution of profits to the Members by way of interim or final dividend,

capitalization of reserves or otherwise.

(b)                                 Settle or alter the terms of any bonus or profit sharing scheme or any employee share option or share participation scheme.

(c)                                  Amend the accounting policies previously adopted, change the fiscal or financial year of the Company, or adopt the annual accounts or budgets of any Group Company.

(d)                                 Appoint or change the auditors of any Group Company.

(e)                                  Appoint or remove or settle the terms of appointment of any Senior Manager (including, for the avoidance of doubt, any chief financial officer, chief operating officer or chief technology officer) of any Group Company.

(f)                                    Acquire any investment or incur any commitment in excess of US$400,000 (or its equivalent in other currencies) in respect of any single transaction, or in excess of US$2,000,000 (or its equivalent in other currencies) in aggregate at any time in a series of related transactions in any financial year of any Group Company, other than any such transaction(s) conducted by any Group Company in the ordinary course of its business (including but not limited to the purchase or licensing of film copyrights and investment in film production), or acquire any share capital or other securities of any body corporate.

(g)                                 Approve, or make adjustments or modifications to the terms of transactions involving the interest of any director, shareholder or Related Party of any Group Company, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of any Group Company.

(h)                                 Increase, reduce or cancel the authorized or issued share capital of any Group Company or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Investors in the Company or their effective interest in any Group Company, except for (A) a redemption in accordance with the Company’s Articles of Associations, (B) a repurchase or issuance of shares pursuant to an employee share option plan approved by the Investors, (C) issuances of Ordinary Shares upon conversion of Series A Preferred Shares or Series B Preferred Shares or other outstanding convertible securities approved by the Investors, and (D) issuances of Ordinary Shares upon exercise of outstanding options or warrants approved by the Investors.

(i)                                     Borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business exceeding US$400,000 (or its equivalent in other currencies) or in excess of US$2,000,000 (or its equivalent in other currencies) at any time in any financial year.

(j)                                     Create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) security interest, guarantee, claim, restriction, equity or encumbrances of any nature whatsoever on any of the property, undertaking, assets or rights of any Group Company, except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business exceeding US$800,000 (or its equivalent in other currencies) or in excess of US$2,400,000 (or its equivalent in other currencies) at any time in any financial year.

(k)                                  Sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents, trade name, or other intellectual property owned by any Group Company, other than licensing in the ordinary course of business.

(l)                                     Make any alteration or amendment to the Memorandum of Association or Articles of Association of the Company, or the constitutional documents of any other Group Company.

(m)                               Increase or reduce the maximum number of Directors on the Board.

(n)                                 Dispose of or dilute the Company’s direct or indirect interest in any of its Subsidiaries (including, without limitation, the WFOE and the Domestic Companies) or the establishment of any direct or indirect subsidiary of the Company.

(o)                                 Cease to conduct or carry on the business of any Group Company substantially as now conducted or change any part of its business activities.

(p)                                 Sell or dispose of the goodwill or assets of any Group Company other than in the ordinary course of business.

(q)                                 Pass any resolution for the winding up or dissolution of any Group Company or undertake any merger, reconstruction or liquidation exercise concerning any Group Company or apply for the appointment of a receiver, manager or judicial manager or like officer in respect of any Group Company.

(r)                                    Settle, compromise or concede any litigation, legal proceedings, arbitration, mediation or any other dispute resolution procedures involving any claim in excess of US$40,000 (or its equivalent in other currencies) or any injunction; provided that the Company shall immediately notify each Investor of any actual or threatened litigation, legal proceedings, arbitration, mediation or any other dispute resolution procedures irrespective of its nature or size.

(s)                                  Permit the sale, transfer or disposition of the outstanding Shares directly or indirectly held by Yu Dong, provided the Investors shall not withhold or delay their consents unreasonably.

(t)                                    Select the listing exchange or the underwriters for the Qualified IPO or approve the valuation and terms and conditions for the Qualified IPO.

32.                               Instrument of Proxy

32.1                        An instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:

Proxy
Bona Film Group Limited (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members held on the [ ] day of [ ], 20[ ] and at any adjournment thereof.  (Any restrictions on voting to be inserted here.)

Signed this [ ] day of [ ], 20[ ]

Member(s)

32.2                        The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by the appointor or by the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by a duly authorised officer or attorney.

32.3                        A member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

32.4                        The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.                               Representation of Corporate Member

33.1                        A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

33.2                        Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

34.                               Adjournment of General Meeting

34.1                        The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

34.2                        When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

35.                               Written Resolutions

35.1                        Anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

35.2                        A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

35.3                        A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

35.4                        A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

35.5                        For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Member to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

36.                               Directors Attendance at General Meetings

The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

37.                               Number, election and removal of Directors

37.1                        The number of persons comprising the Board shall be seven, PROVIDED HOWEVER that, subject to the Investor Consent under Article 31 hereof, the Company may from time to time by Ordinary Resolution increase or reduce such limit on the number of Directors.  Any vacancy on the Board occurring because of the death, resignation or removal of a Director nominated by a Member pursuant to this Article 37 shall be filled by the vote or written consent of such Member. Each Member shall vote all of its Shares to cause the Board to be composed as provided in this Article 37:

(a)                                  The Series A Investors representing a majority of the Series A Preferred Shares as adjusted in accordance with their terms, shall be entitled to nominate and appoint, and to remove from office and replace, two Directors, provided that, for so long as SIG holds 10 percent or more of the Series A Preferred Shares, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series A Preferred Shares, SIG shall have the sole and irrevocable right to exercise such rights of nomination, appointment, removal and replacement on behalf of the Series A Investors with respect to one such Director (the “SIG Representative”), and for so long as Sequoia holds 10 percent or more of the Series A Preferred Shares, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series A Preferred Shares, Sequoia shall have the sole and irrevocable right to exercise such rights of nomination, appointment, removal and replacement on behalf of the Series A Investors with respect to one such Director (the “Sequoia Representative” and together with the SIG Representative, the “Series A Representatives”).

(b)                                 For as long as Matrix (including its Affiliates) holds 5 percent or more of the Series B Preferred Shares of the Company, Matrix shall be entitled to nominate and appoint and to remove from office and replace one Director (the “Matrix Representative” and together with the Series A Representatives, the “Investor Representatives”).

(c)                                  Shareholders representing a majority of the Ordinary Shares shall be entitled to nominate and appoint and remove from office and replace four individuals for appointment as Directors (the “Ordinary Shareholders Representatives”).

37.2                        Each Investor shall, for as long as it holds any Shares and irrespective of whether it has nominated a Director for appointment pursuant to these Articles, have the right to designate an observer (each an “Observer”) to attend all meetings of the Board, and the board of directors or equivalent governing body of each other Group Company and all committees respectively thereof (whether in person, by telephone or otherwise) in the capacity of a non-voting observer.  The Company shall cause each Group Company to abide by the terms of this Article 37.  The Company shall provide to each Observer (and shall cause each other Group Company to provide to each Observer), concurrently with the members of the Board or the board of directors or equivalent governing body of each other Group Company, as the case may be, notice of each meeting thereof or of any committee thereof, and a copy of all materials provided to such members.

37.3                        [Intentionally Deleted].

38.                               [Intentionally Deleted]

39.                               Term of Office of Directors

An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period; but no such term shall be implied in the absence of express provision.

40.                               Alternate Directors

40.1                        A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment.  An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

40.2                        The appointment of an Alternate Director shall determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.

40.3                        An Alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

40.4                        If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his voting rights shall be cumulative.

40.5                        Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Directors on which his appointor serves;

and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.

40.6                        Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

40.7                        A Director who is not present at a meeting of the Directors, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by Members shall apply equally to the appointment of proxies by Directors.

41.                               [Intentionally Deleted]

42.                               Vacancy in the Office of Director

The office of Director shall be vacated if the Director:

(a)                                  is removed from office pursuant to these Articles;

(b)                                 dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)                                  is or becomes of unsound mind or an order for his detention is made under the Mental Health Law of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies; or

(d)                                 resigns his office by notice in writing to the Company.

Provided, however, that notwithstanding anything to the contrary above, the office of an Investor Representative may be vacated only with the prior written consent of the Investor that nominated him.

43.                               Remuneration of Directors

43.1                        The Company shall reimburse each Investor Representative for all expenses incurred by such Investor Representative relating to Board activities, including but not limited to reasonable travel expenses incurred to attend Board meetings, up to US$5,000 per annum with respect to each Director appointed by an Investor.

43.2                        Subject to Article 31 hereof, the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director.  Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

44.                               Defect in Appointment of Director

All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

45.                               Directors to Manage Business

Subject to Article 31 hereof, the business of the Company shall be managed and conducted by the Board.  In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Law or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles, the provisions of the Law and to such directions as may be prescribed by the Company in general meeting.

46.                               Powers of the Board of Directors

46.1                        Without limiting the generality of Article 45 but subject to Article 31 hereof, the Board may:

(a)                                  appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)                                 exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)                                  appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)                                 appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)                                  by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the

Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)                                    procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)                                 delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them.  Subject to any directions or regulations made by the Directors for this purpose, the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, including provisions for written resolutions;

(h)                                 delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board sees fit;

(i)                                     present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)                                     in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)                                  authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

46.2                        The Board shall establish a Compensation Committee consisting of one of the Series A Representatives, Matrix Representative and one Director appointed by the Ordinary Shareholders. The Compensation Committee shall propose the terms of the ESOP and all grants of awards thereunder to the Board, for approval and adoption by the Board and the Members, shall have the power and authority to administer the ESOP and to grant options thereunder in accordance with such approval by the Board and the Members, and shall have such other powers and authorities as the Board shall delegate to it. Any action of the Compensation Committee shall be by the affirmative vote of a majority of its members.

47.                               Register of Directors and Officers

47.1                        The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers in accordance with the Law and shall enter therein the following particulars with respect to each Director and Officer:

(a)                                  first name and surname; and

(b)                                 address.

47.2                        The Board shall, within the period of thirty days from the occurrence of:-

(a)                                  any change among its Directors and Officers; or

(b)                                 any change in the particulars contained in the Register of Directors and Officers,

cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred, and shall notify the Registrar of Companies of any such change that takes place.

48.                               Officers

The Officers shall consist of a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Articles.

49.                               Appointment of Officers

The Company may have a President, a Secretary or Secretary-Treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.  The Investors shall have the right to nominate the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technology Officer of the Group, to the extent not previously appointed, or to replace any individual retiring or resigning from such appointments, and other key management personnel and key technical personnel of the Group, for appointment by the Board or the boards of directors of other members of the Group, as the case may be.

50.                               Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

51.                               Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

52.                               Conflicts of Interest

52.1                        A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

52.2                        A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

52.3                        No shareholding qualification for Directors shall be required.

52.4                        A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

52.5                        No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.  A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

52.6                        A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a Member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 52.5 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

53.                               Indemnification and Exculpation of Directors and Officers

53.1                        The Directors, Officers and Auditors of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and every former director, officer, auditor or trustee and their respective heirs, executors, administrators, and personal representatives (each of which persons being referred to in this Article as an “indemnified party”) shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons.  Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

53.2                        The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

MEETINGS OF THE BOARD OF DIRECTORS

54.                               Board Meetings

Except as otherwise provided by these Articles, the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, but no less frequently than once every quarter, the Directors shall meet to review the Company’s progress and attend to other business of the Company. Questions arising at any meeting shall be decided by voting, with each Director having one vote. Any decision, action or resolution of the Board shall require the affirmative vote of a simple majority of the Directors present and voting at a duly-convened meeting of the Board, who are entitled to attend and vote at that meeting, except that the following acts require the affirmative vote from the Investor Representatives: (i) any increase in the remuneration package of such officers or of officers of the Company whose remuneration exceeds US$50,000 per year; and (ii) issuances of the Ordinary Shares under the ESOP, including the ESOP to Yu Dong provided that the profit of the Company has met a certain amount jointly decided by the Investors.  The Investor Representatives’ veto rights specified in this Article 54 shall be terminated upon the establishment of Compensation Committee in accordance with Article 46.2.

55.                               Notice of Board Meetings

A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least fourteen (14) work days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and PROVIDED FURTHER if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be.  The provisions of Article 23 shall apply mutatis mutandis with respect to notices of meetings of Directors.

56.                               Participation in Meetings by Telephone

Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

57.                               Quorum at Board Meetings

The quorum necessary for the transaction of any business, except otherwise requested by these Articles, shall be five Directors, including at least two Series A Representatives and the Matrix Representative present in person or by telephone or video conference or by proxy.  If within one hour from the time of the meeting specified in the notice given pursuant to Article 55, such a quorum is not present, the meeting shall be adjourned to the same day in the following week at the same time and place and, if at such adjourned meeting, such a quorum is still not present, then any five Directors present shall be deemed a quorum provided that business not included in the notice shall not be transacted in such meeting.  A Director and his appointed alternate Director shall be considered only one person for the purpose of quorum, PROVIDED ALWAYS that if there shall at any time be only a sole Director the quorum shall be one.  For the purposes of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

58.                               Board to Continue in the Event of Vacancy

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors or of summoning a general meeting of the Company, but for no other purpose.

59.                               Chairman to Preside

The Directors may elect a Chairman of the Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

60.                               Written Resolutions

60.1                        Anything which may be done by resolution of the Directors may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors.  For the purposes of this Article only, “the Directors” shall not include an Alternate Director.

60.2                        A resolution in writing may be signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors in as many counterparts as may be necessary.

60.3                        A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Directors in a directors’ meeting, and any reference in any Article to a meeting at which a resolution is passed or to Directors voting in favour of a resolution shall be construed accordingly.

60.4                        A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

60.5                        For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Director to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

61.                               Validity of Prior Acts of the Board

No regulation or alteration to these Articles made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

62.                               Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)                                  of all elections and appointments of Officers;

(b)                                 of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)                                  of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

63.                               Register of Mortgages and Charges

63.1                        The Directors shall cause to be kept the Register of Mortgages and Charges required by the Law.

63.2                        The Register of Mortgages and Charges shall be open to inspection in accordance with the Law, at the office of the Company on every business day in the Cayman Islands, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each such business day be allowed for inspection.

64.                               Form and Use of Seal

64.1                        The Company may adopt a seal in such form as the Board may determine.  The Board may adopt one or more duplicate seals for use in or outside Cayman; and, if the Directors think fit, a duplicate Seal may bear on its face of the name of the country, territory, district or place where it is to be issued.

64.2                        The Seal (if any) shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and, until otherwise determined by the Directors, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Directors or the committee of Directors.

64.3                        Notwithstanding the foregoing, the Seal (if any) may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

ACCOUNTS

65.                               Books of Account

65.1                        The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

(a)                                  all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)                                 all sales and purchases of goods by the Company; and

(c)                                  all assets and liabilities of the Company.

65.2                        Such records of account shall be kept and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept, at such place as the Board thinks fit, such books as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

65.3                        Subject to the Special Provisions, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Law or authorised by the Directors or by the Company in general meeting.

66.                               Financial Year End

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31 December in each year.

AUDITS

67.                               Audit

Nothing in these Articles shall be construed as making it obligatory to appoint Auditors.

68.                               Appointment of Auditors

68.1                        The Company may in general meeting appoint Auditors to hold office for such period as the Members may determine.

68.2                        Whenever there are no Auditors appointed as aforesaid the Directors may appoint Auditors to hold office for such period as the Directors may determine or earlier removal from office by the Company in general meeting.

68.3                        The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.                               Remuneration of Auditors

Unless fixed by the Company in general meeting the remuneration of the Auditor shall be as determined by the Directors.

70.                               Duties of Auditor

The Auditor shall make a report to the Members on the accounts examined by him and on every set of financial statements laid before the Company in general meeting, or circulated to Members, pursuant to this Article during the Auditor’s tenure of office.

71.                               Access to Records

71.1                        The Auditor shall at all reasonable times have access to the Company’s books, accounts and vouchers and shall be entitled to require from the Company’s Directors and Officers such information and explanations as the Auditor thinks necessary for the performance of the Auditor’s duties and, if the Auditor fails to obtain all the information and explanations which, to the best of his knowledge and belief, are necessary for the purposes of their audit, he shall state that fact in his report to the Members.

71.2                        The Auditor shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by him are to be laid before the Company and to make any statement or explanation he may desire with respect to the financial statements.

VOLUNTARY WINDING-UP AND DISSOLUTION

72.                               Winding-Up

72.1                        If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Law, but subject to the Special Provisions, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

72.2                        [Intentionally Deleted].

CHANGES TO CONSTITUTION

73.                               Changes to Articles

Subject to the Law and to the conditions contained in its memorandum, the Company may, by special resolution, alter or add to its Articles.

74.                               Changes to the Memorandum of Association

Subject to the Law and these Articles, the Company may from time to time by Special

Resolution alter its Memorandum of Association with respect to any objects, powers or other matters specified therein.

75.                               Discontinuance

The Board may exercise all the powers of the Company to transfer by way of continuation the Company to a named country or jurisdiction outside the Cayman Islands pursuant to the Law.

SCHEDULE A

The rights of the Preferred Shares are as follows:

CONVERSION OF PREFERRED SHARES

1.             The holders of the Preferred Shares have conversion rights as follows (the “Conversion Rights”):

(a)          Right to Convert Preferred Shares. Unless converted earlier pursuant to Clause 1(b) below, each Series A Preferred Share or Series B-1 Preferred Share or Series B-2 Preferred Share or Series B-3 Preferred Share shall be convertible, at the option of the holder thereof, at any time after its Series A Original Issue Date or the Series B-1 Original Issue Date or the Series B-2 Original Issue Date or the Series B-3 Original Issue Date, respectively, into such number of fully paid Ordinary Shares as determined by dividing its Series A Original Issue Price by its Series A Conversion Price, with respect to each Series B-1 Preferred Share, dividing the Series B-1 Original Issue Price by the then applicable Series B-1 Conversion Price, with respect to each Series B-2 Preferred Share, dividing the Series B-2 Original Issue Price by the then applicable Series B-2 Conversion Price, with respect to each Series B-3 Preferred Share, dividing the Series B-3 Original Issue Price by the then applicable Series B-3 Conversion Price determined as hereinafter provided, in effect at the time of the conversion. The price at which Ordinary Shares shall be deliverable upon conversion of the Series A Preferred Shares (the “Series A Conversion Price”) shall initially be US$1.389712  per share. The price at which Ordinary Shares shall be deliverable upon conversion of the Series B-1 Preferred Shares (the “Series B-1 Conversion Price”) shall initially be US$2.818135  per share.  The price at which Ordinary Shares shall be deliverable upon conversion of the Series B-2 Preferred Shares (the “Series B-2 Conversion Price”) shall initially be US$3.623325  per share.  The price at which Ordinary Shares shall be deliverable upon conversion of the Series B-3 Preferred Shares (the “Series B-3 Conversion Price”) shall initially be US$6.307724 per share. The applicable Conversion Price shall be subject to adjustment as hereinafter provided.  Nothing in this Clause 1(a) shall limit the automatic conversion of the Preferred Shares described in Clause 1(b) below.

(b)         Automatic Conversion. Each Preferred Share shall automatically convert into Ordinary Shares at its then effective applicable Conversion Price upon (i) a Qualified IPO, or (ii) with the approval of a majority of the Members holding such class of the Series A Preferred Shares and the Series B Preferred Shares, the date on which such Members approve as being the date when the Preferred Shares of such class convert into Ordinary Shares.  In the event of such automatic conversion of the Preferred Shares, the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of such Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

(c)          Mechanics of Conversion. No fractional Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder of a Preferred Share would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price with respect to such Preferred Share.  Before any holder of the Preferred Shares shall be entitled to convert the same into full Ordinary Shares and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Company or of any transfer agent for the Preferred Shares to be converted and shall give written notice to the Company at such office that the holder elects to convert the same.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the Preferred Shares a certificate or certificates for the number of Ordinary Shares to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Ordinary Shares.  The Preferred Shares converted into Ordinary Shares shall be cancelled and shall not be reissued.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates for the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date. For the avoidance of doubt, no conversion shall prejudice the right of a holder of the Preferred Shares to receive dividends and other distributions declared but not paid as at the date of conversion on the Preferred Shares being converted.

Subject to Article 31 of the Articles of Association, the Company may give effect to any conversion pursuant to this Clause by one or more of the following methods:

(i)        If the aggregate par value of the Preferred Shares being converted is equal to the aggregate par value of the Ordinary Shares into which such Preferred Shares convert, the Company may, by resolution of the Board, redesignate such Preferred Shares to Ordinary Shares. On re-designation, each such Preferred Share to be converted shall become an Ordinary Share with the rights, privileges, terms and obligations of the class of Ordinary Shares and the converted Ordinary Shares shall thenceforth form part of the class of the Ordinary Shares (and shall cease to form part of the relevant class of the Preferred Shares for all purposes hereof).

(ii)       The Board may by resolution resolve to redeem the Preferred Shares for the purpose of this Clause (and, for accounting and other purposes, may determine the value therefor) and in consideration therefor issue fully-paid Ordinary Shares in relevant number.

(iii)      The Board may by resolution adopt any other method permitted by the Law including capitalising reserves to pay up new Ordinary Shares, or by making a fresh issue of Ordinary Shares, except that if conversion is capable of being effected in the manner described in Clause (i) above, the conversion shall be effected in that manner in preference to any other method permitted by law, the Memorandum of Association or the Articles.

For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(d)         Availability of Shares Issuable Upon Conversion.  The Company shall at all times keep available out of its authorised but unissued Ordinary Shares, free of liens of any kind, solely for the purpose of effecting the conversion of the Preferred Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorised but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorised but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

(e)          Cessation of Certain Rights on Conversion.  On the date of conversion of any Preferred Share to an Ordinary Share, the holder of the Preferred Shares to be converted shall cease to be entitled to any rights in respect of that share (including the right to receive a dividend which has been declared in respect thereof prior to such conversion being effected) and accordingly his name shall be removed from the register of Members as the holder of such Preferred Shares and shall correspondingly be inserted onto the register of Members as the holder of the number of Ordinary Shares into which such Preferred Shares convert.

(f)          Ordinary Shares Resulting from Conversion.  The Ordinary Shares resulting from the conversion of the Preferred Shares:

(i)       shall be credited as fully paid and non-assessable;

(ii)      shall rank pari passu in all respects and form one class with the Ordinary Shares then in issue, and;

(iii)     shall entitle the holder to all dividends payable on the Ordinary Shares by reference to a record date after the date of conversion.

ADJUSTMENTS TO CONVERSION PRICE

2.             (a)   Special Definitions.  For purposes of this Clause 2, the following definitions shall apply:

(i)        “Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)       “Convertible Securities” shall mean any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(b)           No Adjustment of Conversion Price on Certain Issuances of New Securities.  Except pursuant to subclause (d) below, no adjustment in the applicable Conversion Price of any relevant series of Series A Preferred Share or Series B-1 Preferred Share or Series B-2 Preferred Share or Series B-3 Preferred Share shall be made in respect of the issuance of the New Securities unless the consideration per share of the New Securities issued or deemed to be issued by the Company is less than the applicable Conversion Price in effect with respect to such series of Series A Preferred Share or Series B-1 Preferred Share or Series B-2 Preferred Share or Series B-3Preferred Share on the date of and immediately prior to such issuance.

(c)           Deemed Issuance of New Securities.  In the event the Company at any time or from time to time after the Series A Original Issue Date or Series B-1 Original Issue Date or Series B-2 Original Issue Date or Series B-3 Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to paragraph (ii) below) of Ordinary Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be the New Securities issued as of the time such Options or Convertible Securities are issued or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that the New Securities shall not be deemed to have been issued, for the purposes of adjusting the applicable Conversion Price with respect to the relevant series of Series A Preferred Shares or Series B-1 Preferred Shares or Series B-2 Preferred Shares or Series B-3 Preferred Shares pursuant to this Clause 2, unless the consideration per share (determined pursuant to Clause 2(f) hereof) of such New Securities would be less than the applicable Conversion Price with respect to such Series A Preferred Share or Series B-1 Preferred Share or Series B-2 Preferred Share or Series B-3 Preferred Shares in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which the New Securities are deemed to be issued:

(i)     no further adjustment in the applicable Conversion Price with respect to the relevant series of Series A Preferred Shares or Series B-1 Preferred Shares or Series B-2 Preferred Shares or Series B-3 Preferred Shares shall be made upon the subsequent issue of the Convertible Securities or the Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)    if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of the Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price with respect to the relevant series of Series A Preferred Shares or Series B-1 Preferred Shares or Series B-2 Preferred Shares or Series B-3 Preferred Shares computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)   upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price with respect to the relevant series of Series A Preferred Shares or Series B-1 Preferred Shares or Series B-2 Preferred Shares or Series B-3 Preferred Shares computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A)          in the case of the Convertible Securities or Options for the Ordinary Shares, the only New Securities issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

(B)          in the case of the Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv)  no readjustment pursuant to paragraph (ii) or (iii) above shall have the effect of increasing the applicable Conversion Price with respect to the relevant series of Series A Preferred Shares or Series B-1 Preferred Shares or Series B-2 Preferred Shares or Series B-3 Preferred Shares to an amount which exceeds the lower of

(i) the applicable Conversion Price with respect to such Series A Preferred Share or Series B-1 Preferred Share or Series B-2 Preferred Share or Series B-3 Preferred Shares on the original adjustment date, or (ii) the applicable Conversion Price with respect to such Series A Preferred Share or Series B-1 Preferred Share or Series B-2 Preferred Share or Series B-3 Preferred Shares that would have resulted from any issuance of the New Securities between the original adjustment date and such readjustment date; and

(v)   in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the applicable Conversion Price with respect to the relevant series of Series A Preferred Shares or Series B-1 Preferred Shares or Series B-2 Preferred Shares or Series B-3 Preferred Shares shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in paragraph (iii) above.

(d)           Adjustment of Conversion Price Upon Issuance of New Securities.  In the event that after the Series A Original Issue Date or the Series B-1 Original Issue Date or the Series B-2 Original Issue Date or the Series B-3 Original Issue Date the Company shall issue the New Securities without consideration or for a consideration per share received by the Company (net of any selling concessions, discounts or commissions) less than the applicable Conversion Price with respect to the relevant series of Series A Preferred Shares or Series B-1 Preferred Shares or Series B-2 Preferred Shares or Series B-3 Preferred Shares in effect on the date of and immediately prior to such issue, then and in such event, the applicable Conversion Price with respect to any such Series A Preferred Share or Series B-1 Preferred Share or Series B-2 Preferred Share or Series B-3 Preferred Share, as the case may be, shall be reduced, concurrently with such issue, to a price equal to the consideration per share for which such New Securities are issued. If such New Securities are issued for no consideration, then the consideration per share shall be deemed to be the then current par value of each Ordinary Share.

(e)           Determination of Consideration.  For purposes of this Clause 2, the consideration received by the Company for the issue of any New Securities shall be computed as follows:

(i)         Cash and Property.  Except as provided in paragraph (ii) below, such consideration shall:

(A)          insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B)          insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)          in the event New Securities are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received with respect to such New Securities, computed as provided in paragraphs (A) and (B) above, as determined in good faith by the Directors.

(ii)        Options and Convertible Securities.  The consideration per share received by the Company for the New Securities deemed to have been issued pursuant to Clause 2(d), relating to the Options and the Convertible Securities, shall be determined by dividing

(x)           the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of the Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(y)           the maximum number of the Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)            Adjustments for Share Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares.  In the event the outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of the Ordinary Shares, the applicable Conversion Price then in effect with respect to each series of Series A Preferred Share or Series B-1 Preferred Share or Series B-2 Preferred Share or Series B-3 Preferred Share shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of the Ordinary Shares, the applicable Conversion Price then in effect with respect to each series of Series A Preferred Share or Series B-1 Preferred Share or Series B-2 Preferred Share or Series B-3 Preferred Share shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(g)           Adjustments for Other Distributions.  In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than the Ordinary Shares then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of the Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Preferred Shares been converted into the Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Clause 2 with respect to the rights of the holders of the Preferred Shares.

(h)           Adjustments for Reclassification, Exchange and Substitution.  If the Ordinary Shares issuable upon conversion of the Preferred Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then in each such event the holder of each Preferred Share shall have the right thereafter to convert such Preferred Share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by such holders upon conversion of such Preferred Share immediately before that change, all subject to further adjustment as provided herein.

(i)            No Impairment.  The Company will not, by amendment of these Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Clause 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights against impairment.

(j)            Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price with respect to the relevant series of Series A Preferred Shares or Series B-1 Preferred Shares or Series B-2 Preferred Shares or Series B-3 Preferred Shares pursuant to this Clause 2, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the holder of such Preferred Share affected by such adjustment or readjustment a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred

Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price at the time in effect with respect to such Series A Preferred Share or Series B-1 Preferred Share or Series B-2 Preferred Shares or Series B-3 Preferred Shares, and (iii) the number of the Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of such Series A Preferred Shares or Series B-1 Preferred Shares or Series B-2 Preferred Shares or Series B-3 Preferred Shares.

(k)           Miscellaneous.

(i)         All calculations under this Clause 2 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(ii)        The holders of at least 50 percent of the outstanding Series A Preferred Shares or Series B Preferred Share affected by any determination by the Directors of fair value pursuant to this Clause 2 shall have the right to challenge such determination, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Directors and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

(iii)       No adjustment in the applicable Conversion Price with respect to any Series A Preferred Share or Series B-1 Preferred Share or Series B-2 Preferred Share or Series B-3 Preferred Share need be made if such adjustment would result in a change in such Conversion Price of less than US$0.01. Any adjustment of less than US$0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.01 or more in such Conversion Price.

NOTICES OF RECORD DATE

3.             In the event that the Company shall propose at any time:

(a)          to declare any dividend or distribution upon its Ordinary Shares, whether in cash, property, shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)          to offer for subscription pro rata to the holders of any class or series of its shares any additional shares of shares of any class or series or other rights;

(c)          to effect any reclassification or recapitalization of its Ordinary Shares outstanding involving a change in the Ordinary Shares; or

(d)          to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then,

in connection with each such event, the Company shall send to the holders of the Preferred Shares:

(i)        at least 20 days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

(ii)       in the case of the matters referred to in (c) and (d) above, at least 20 days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Shares at the address for each such holder as shown on the books of the Company.

REDEMPTION

4.             (a)                                  After the date falling 48 months from the Series B-1 Original Issue Date, the Company shall redeem any Series A Preferred Share, Series B-1 Preferred Share and Series B-2 Preferred Shares then outstanding if the holder thereof so elects, out of funds legally available therefor, at a redemption price with respect to each Series A Preferred Share equal to 140% of the Series A Original Issue Price of such Series A Preferred Share (“Series A Redemption Price”), and each Series B-1 Preferred Share equal to 140% of the Series B-1 Original Issue Price (“Series B-1 Redemption Price”), and each Series B-2 Preferred Share equal to 140% of the Series B-2 Original Issue Price (“Series B-2 Redemption Price”), proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers, plus any declared but unpaid dividends thereon. After the date falling 48 months from the Series B-3 Original Issue Date, the Company shall redeem any Series B-3 Preferred Shares then outstanding if the holder thereof so elects, out of funds legally available therefor, at a redemption price with respect to each Series B-3 Preferred Share equal to 140% of the Series B-3 Original Issue Price (“Series B-3 Redemption Price”, together with the Series B-1 Redemption Price and the Series B-2 Redemption Price, the “Series B Redemption Price”; the Series B Redemption Price and the Series A Redemption Price, collectively, the “Redemption Price”), proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers, plus any declared but unpaid dividends thereon.

(b)           Holder(s) of the Preferred Shares requesting redemption shall furnish to the Company and the other holders of the Preferred Shares a notice of redemption (the “Initial

Redemption Notice”), and such notice shall be given by hand or by mail to the registered office of the Company and the other holders of the Preferred Shares at any time. Upon receipt of the Initial Redemption Notice, the other holders of the Preferred Shares who have the right to request the Company to redeem such Preferred Shares then may also elect to redeem their Preferred Shares by delivering a separate Redemption Notice to the Company (copying all other holders of the Preferred Shares) within fifteen (15) days of the receipt of the Initial Redemption Notice.  The Company shall redeem the Preferred Shares in accordance with this Memorandum of Association or the Articles, and the relevant provisions of the Law, on the 61st day from the date of the Initial Redemption Notice (the “Redemption Date”).

(c)                          From and after the Redemption Date up to and including the date of actual payment thereof, interest shall accrue daily and be payable on the applicable Redemption Price at a rate of 12 percent per annum.  Any such interest accrued shall be compounded with and treated as part of the applicable Redemption Price each day for all purposes (including for the purposes of calculating interest thereon) and shall be paid at the same time as the applicable Redemption Price.  All dividends on the Preferred Shares designated for redemption on the Redemption Date shall continue to accrue and all rights of the holders thereof shall continue to be valid and enforceable until actual payment of the applicable Redemption Price with respect thereto.

(d)                         Notwithstanding anything to the contrary herein, if the assets of the Group Company (on a consolidated basis) available for redemption of the Series B Preference Shares and Series A Preference Shares are insufficient to redeem all of the redeemed shares upon the Redemption Date, the holders of Series B Preference Shares shall be entitled to receive Series B Redemption Price prior to and in preference of any redemption payment the holders of the Series A Preference Shares may receive from the assets of the Group Companies.  At any time thereafter when additional assets of the Group Companies are available for the redemption of the Preference Shares, such assets will be used to redeem the balance of such shares on the basis set forth above.

LIQUIDATION PREFERENCE

5.                                       (a)         In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, distributions to the Members in connection with such event shall be made in the following manner:

(i)                         Each Series B Investor shall be entitled to receive, by reason of its ownership of the Series B Preferred Shares, prior to and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series A Preferred Shares and the Ordinary Shares or any other class or series of shares, an amount equal to 150 percent of, the Series B-1 Original Issue Price with respect to each Series B-1 Preferred Share, and the Series B-2 Original Issue Price with respect to each Series B-2 Preferred Share, and the Series B-3 Original Issue Price with respect to each Series B-3 Preferred Share then held by it (collectively, the “Series B Liquidation Preference”) and, in addition, an amount equal to all declared but unpaid dividends thereon.  If such assets and funds thus to be distributed among the Series B Investors shall be insufficient to permit the payment of the full preferential amount due to them, then the entire assets and funds of the Company legally available for distribution to Members shall be distributed pro rata to the Series B Investors in accordance with the Series B Liquidation Preference, as the case may be.

(ii)                      After payment of the Series B Liquidation Preference in full, each Series A Investor shall be entitled to receive, by reason of its ownership of Series A Preferred Shares, prior to and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Ordinary Shares or any other class or series of shares, an amount equal to 150 percent of the Series A Original Issue Price with respect to each Series A Preferred Share then held by it (the “Series A Liquidation Preference”) and, in addition, an amount equal to all declared but unpaid dividends thereon.  If such assets and funds thus to be distributed among the Series A Investors shall be insufficient to permit the payment of the full preferential amount due to them, then the entire assets and funds of the Company legally available for distribution to Members shall be distributed pro rata to the Series A Investors in accordance with the Series A Liquidation Preference, as the case may be.

(iii)                   After setting aside or paying in full the preferential amounts due to the holders of the Preferred Shares pursuant to Clause 5(a)(i) and Clause 5(a)(ii) above, the remaining assets of the Company available for distribution to Members, if any, shall be distributed to the holders of the Preferred Shares and the Ordinary Shares on a pro rata basis, based on the number of the Ordinary Shares then held by each holder on an as-if-converted basis.

(b)                                 In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, if the Valuation of the Group at the time such liquidation event is consummated (being, absent any other more appropriate event, the time at which distributions to Members in connection with such event are actually paid) is greater than two (2) times the Post-Series B Valuation, then distributions to the Members shall be made pro rata, with the Preferred Shares treated as having been converted into Ordinary Shares for purposes of such event, at their then-effective applicable Conversion Price.

(c)                                  In the event of (i) a Sale of the Company, (ii) an exclusive licensing of substantially all of the intellectual property of any Group Company to any third party, (iii) a consolidation or merger of the any Group Company with or into any other company or companies in which the Members or shareholders of such Group Company (as the case may be) as of the Series A Original Issue Date do not retain a majority of the voting power in the surviving company (other than a restructuring or reorganization transaction approved by holders of three-fourths of the Preferred Shares, or (iv) an enactment of new PRC government policies, laws or regulations that prohibit non-PRC entities from investing in, holding or disposing of any securities in any Group Company or substantially prohibit any Group Company from carrying on their respective businesses as carried on or as contemplated at the date of adoption of these Articles of Association (which for the purposes of this Clause 5(c) shall be deemed to be a sale or disposition of all of the assets of the Company for a consideration that would result in a Compulsory Payment (as defined below) becoming payable to the holders of the Preferred Shares) the Company shall pay the amount received on such sale, disposition, license or consolidation in either the same form of consideration received by the Company or in cash, as the Company may at its discretion determine, whether such payment is in the form of a dividend or other legally permissible form (the “Compulsory Payment Amount”). The Compulsory Payment Amount shall be distributed to the Members of the Company as follows:

(A)                  To the Series B Investors, an amount equal to the Series B Liquidation Preference that would have been payable to such holders pursuant to Clause 5(a)(i) in the circumstances set forth therein and, in addition, an amount equal to all declared but unpaid dividends on the Series B Preferred Shares (the “Series B Compulsory Payment Preference”). If the Compulsory Payment Amount is less than the Series B Compulsory Payment Preference, then the Compulsory Payment Amount shall be distributed pro rata amongst the Series B Investors pro rata to the Series B Compulsory Payment Preference due to them.

(B)                    After payment of the Series B Compulsory Payment Preference in full, to the Series A Investors, an amount equal to the Series A Liquidation Preference that would have been payable to such holders pursuant to Clause 5(a)(i) in the circumstances set forth therein and, in addition, an amount equal to all declared but unpaid dividends on the Series A Preferred Shares (the “Series A Compulsory Payment Preference”). If the remaining Compulsory Payment Amount is less than the Series A Compulsory Payment Preference, then the remaining Compulsory Payment Amount shall be distributed pro rata amongst the Series A Investors pro rata to the Series A Compulsory Payment Preference due to them.

(C)                    The remainder (after payment in accordance with Clause 5(c)(A) and Clause 5(c)(B) above), if any, pro rata to the holders of the Preferred Shares and the Ordinary Shares, based on the number of the Ordinary Shares then held by each Member on an as-if-converted basis.

(d)                                 Notwithstanding any other provision of this Clause 5, and subject to any other applicable provisions of these Articles of Association, the Company may at any time, out of funds legally available therefor, repurchase Ordinary Shares of the Company issued to or held by employees, officers or consultants of the Company or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, whether or not dividends on the

Preferred Shares shall have been declared and funds set aside therefor, and such repurchases shall not be subject to the Liquidation Preference or the Compulsory Payment Amount.

(e)                                  In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holder of the Preferred Shares and the Ordinary Shares shall be determined in good faith by the Board, or by a liquidator if one is appointed. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)                         If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)                      If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)                   If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

The method of valuation of securities subject to any restrictions on transfer, sale, disposal or free marketability shall be adjusted to make an appropriate discount from the market value determined as above in paragraphs (i), (ii) or (iii) above to reflect the fair market value thereof as determined in good faith by the Board, or by a liquidator if one is appointed. The holders of at least a majority of the outstanding Series A Preferred Shares or a majority of the outstanding Series B Preferred Shares, or securities resulting from the conversion or exchange of such Preferred Shares and as adjusted for stock splits, stock dividends, reverse stock splits and the like, shall have the right to challenge any determination by the Board of fair market value pursuant to this Clause 5(e), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

6.                                       The Rights of the Ordinary Shares are as follows:

(a)                      Subject to the provisions of this Schedule and the other rights attaching to the Preferred Shares in these Articles, the each Ordinary Share in the Company confers on the holder:

(i)                 the right to one vote at a meeting of the members of the Company or on any resolution of the members of the Company;

(ii)              the right to an equal share in any dividend paid by the Company in accordance with the Law; and

(iii)           the right to an equal share in the distribution of the surplus assets of the Company.

(b)                     Each Ordinary Share in the Company shall be junior and subordinate to the rights of the Preferred Shares pursuant to these Articles of Association.

SCHEDULE B

SPECIAL PROVISIONS

1.                                       Right of Participation.

1.1                                 Right of Participation and Right of Oversubscription With Respect to New Securities. With Respect to New Securities. Subject to the provisions of Sections 1.2 and 1.3, the Company grants to each Investor and each Founder the right of participation (the “Right of Participation”) to purchase its Pro Rata Share of New Securities which the Company may, from time to time, propose to allot and issue and the right of oversubscription if any other Investor or Founder elects not to purchase its Pro Rata Share of such New Securities (the “Oversubscription Right”).  The Company shall offer to the Investors and Founders for subscription of their Pro Rata Share of the New Securities on the same terms and at the same price at which the Company proposes to allot and issue the New Securities. The New Securities which have not been accepted for subscription by the Investors or Founders who fail to exercise their rights of participation or fail to complete the purchase of their Pro Rata Shares shall first be offered to the Investors and Founders who have exercised their Oversubscription Rights within the Issuance Notice Period pro rata to the number of additional New Securities which such Investors and Founders have agreed to take up above their Pro Rata Shares provided that no Investor or Founder shall be obliged to purchase more New Securities above its Pro Rata Share than such additional New Securities it indicates its agreement to take up under this Section 1.1. Thereafter the Company shall have the right to sell all remaining New Securities pursuant to Section 1.3 below.

1.2                                 Issuance Notice. In the event the Company proposes to issue New Securities, it shall give each Investor and each Founder a written notice (the “Issuance Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and an offer for subscription the number of shares which that Investor or Founder is entitled to purchase pursuant to Section 1.1 of this Schedule, and a statement that each Investor and each Founder shall have 20 days from the date of receipt of the Issuance Notice to accept the offer for subscription under Issuance Notice (the “Issuance Notice Period”). Within the Issuance Notice Period, each Investor and each Founder may elect to purchase its Pro Rata Share of the New Securities and to exercise its Oversubscription Right for the price and upon the terms specified in the Issuance Notice by: (a) giving written notice to the Company within the Issuance Notice Period, (b) forwarding payment for its Pro Rata Share of New Securities to the Company if immediate payment is required by the terms of the Issuance Notice, and (c) if the Oversubscription Right is exercised, the amount of additional New Securities it agrees to purchase above its Pro Rata Share.

1.3                                 Sale of New Securities. In the event that an Investor or a Founder fails to exercise its right of participation within the Issuance Notice Period and subject to the other Investors’ and Founders’ Oversubscription Rights, the Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered by the Issuance Notice shall be closed, if at all, within 60 days after the date of that agreement) to allot and issue the New Securities in respect of which the Investor’s or Founder’s rights were not exercised, at a price and upon terms no more favorable to the subscriber of the New Securities than specified in the Issuance Notice. In the event the Company has not sold the New Securities within this 90-day period (or allotted and issued New Securities in accordance with the foregoing within 60 days from the date of the agreement), the Company shall not thereafter allot or issue any New Securities without first offering the New Securities to each Investor and each Founder in the manner provided above.

2.                                       Right of First Refusal; Co-Sale Right

2.1                                 Right of First Refusal.

(a)                                                  Subject to the provisions of this Section 2.1 and Sections 2.6 and 2.8, if any Shareholder (other than Yu Dong (and SkillGreat and other entity wholly owned by him) and other than an Investor) (the “Transferring Shareholder”) proposes to sell or otherwise transfer any Shares or other voting securities (or securities convertible into or exchangeable for voting securities) of the Company now owned or subsequently acquired by the Transferring Shareholder (the “Stock”) or any interest therein to any Person, then Yu Dong (or SkillGreat or other entity wholly owned by him) and the Investors shall have the right of first refusal (the “Right of First Refusal”) to purchase the Stock proposed to be sold or otherwise transferred.

(b)                                                 The Transferring Shareholder shall give a written notice (the “Transfer Notice”) to Yu Dong and the Investors describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice shall be signed by the Transferring Shareholder, accompanied by a written certification by such Transferring Shareholder that the proposed transferee is a bona fide purchaser and that the Transfer Notice constitutes a binding commitment of the Transferring Shareholder and the proposed transferee, with or without conditions, for the transfer of that Stock subject to the Right of First Refusal.

(c)                                                  Yu Dong (or SkillGreat or other entity wholly owned by him) and each Investor shall then have the right to purchase its/his Pro Rata Ratio of the Stock subject to the Transfer Notice at a price per share equal to the proposed per share transfer price, by delivery of a notice of exercise of its Right of First Refusal within 20 days after the date the Transfer Notice is delivered to Yu Dong and the Investors.

(d)                                                 To the extent Yu Dong (or SkillGreat or other entity wholly owned by him) or any Investor elects not to exercise its/his Right of First Refusal with respect to its/his Pro Rata Ratio of the Stock subject to the Transfer Notice, the other Investors who have exercised their Right of First Refusal (the “Electing Shareholders”) shall have the additional right within 10 days after the expiration of the 20-day period specified above to buy its pro rata share of the Stock subject to the Transfer Notice with respect to which the Right of First Refusal has not been exercised (the “Unpurchased Stock”).  For purposes of the preceding sentence, each Electing Shareholder’s pro rata share of the Unpurchased Stock shall be a fraction, the numerator of which shall be the number of Stock purchased by such Electing Shareholder pursuant to clause (c) of this Section 2.1 and the denominator of which shall be the total number of Stock purchased by all the Electing Shareholders pursuant to clause (c) of this Section 2.1; provided that no Electing Shareholder shall be obligated to purchase more Unpurchased Stock than it indicates its agreement to purchase under this clause (d).

(e)                                                  If the purchase price for the Stock specified in a Transfer Notice is payable in securities or property other than cash (or evidence of cash indebtedness), the Electing Shareholders shall have the right to pay the purchase price in such securities or property (or in cash equivalent to the fair market value of such securities or property), and the Transferring Shareholder shall, before the dispatch of the Transfer Notice, appoint a third party valuer (the “Valuer”) approved in advance by the Electing Shareholders to determine such fair market value as at the latest practicable date prior to the Transfer Notice reasonably selected by the Valuer. The determination of such fair market value by the Valuer shall, in the absence of manifest error, be final and conclusive and shall be included in the Transfer Notice together with a copy of the report from the Valuer stating the basis for calculating such fair market value. The costs of appointing the Valuer shall be borne equally by the Transferring Shareholder on the one hand, and the Electing Shareholders on the other hand. The Valuer shall act as an expert and not as an arbitrator.

(f)                                                    Subject to Sections 2.8 and Article 31 of the Articles of Association, Yu Dong has the right to transfer up to 5% of the outstanding Shares or other voting securities (or securities convertible into or exchangeable for voting securities) on an as-if-converted basis in the Company held by him (both directly and indirectly through SkillGreat or other entity) without any restriction under this Section 2.1.  If Yu Dong proposes to sell or otherwise transfer any Stock representing more than 5% of the outstanding Shares or other voting securities (or securities convertible into or exchangeable for voting securities) on an as-if-converted basis in the Company held by him (both directly and indirectly through SkillGreat or other entity) or any interest therein to any Person, then any Stock in excess of such 5% shall be subject to the Right of First Refusal in favor of the Investors (but not Yu Dong) set forth in Sections 2.1 (a) to (d) above

2.2                                 Right of First Refusal With Respect to Preferred Shares.

(a)                                  Investor Notice of Sale. No Investor (the “Selling Investor”) shall sell or transfer any Preferred Shares, or Ordinary Shares after converted from the Preferred Shares, held by it (the “Investor Transfer Shares”) unless it first complies with this Section 2.2.  Each Investor hereby unconditionally and irrevocably grants to the other Investors a Right of First Refusal to purchase its pro-rata portion of the Investor Transfer Shares that such Investor may propose to transfer, at the same price and on the same terms and conditions as those offered to the prospective transferee.  The Selling Investor shall promptly give written notice (the “Investor Transfer Notice”) to the other Investors and Yu Dong, describing in reasonable detail the proposed sale or transfer including, without limitation, the number of Investor Transfer Shares, the nature of such sale or transfer, the consideration to be paid, and the name and the address of each prospective purchaser or transferee.

(b)                                 Reply Notice.  Subject to Section 2.2 (g) below, each Investor who wishes to purchase Investor Transfer Shares (an “Exercising Investor”) shall within 20 days from the date of receipt of the Investor Transfer Notice provide the Selling Investor with a written notice (a “Reply Notice”) specifying the maximum number of any Investor Transfer Shares which it irrevocably commits to purchase (the “Exercise Amount”).  A failure by an Investor to respond within such 20-day period shall be deemed to constitute a decision by such Investor not to purchase any Investor Transfer Shares.  For the avoidance of doubt, each Exercising Investor may specify in its Reply Notice an Exercise Amount higher or lower than its Proportionate Amount (as defined in clause (d) of this Section 2.2). The Investor Transfer Shares shall be allocated among the Exercising Investors (with rounding to avoid fractional shares) in proportion to their respective Proportionate Amounts and on the same material terms and conditions as specified in the Investor Transfer Notice, provided that in no event shall an amount greater than an Exercising Investor’s Exercise Amount be allocated to such Exercising Investor.

(c)                                  Excess Investor Transfer Shares. Any Investor Transfer Shares not allocated to Exercising Investors pursuant to clause (b) of this Section 2.2 (“Excess Investor Transfer Shares”) shall be allocated among the Exercising Investors whose Exercise Amounts have not yet been satisfied pursuant to clause (b), in proportion to each Exercising Investor’s respective Excess Proportionate Amount (with rounding to avoid fractional shares); provided that in no event shall an Exercising Investor be required to purchase more Investor Transfer Shares pursuant to this clause (c) than the Exercise Amount specified by such Exercising Investor in its Reply Notice. The procedures set out in this clause (c) shall be repeated until the Exercise Amounts of all Exercising Investors have been satisfied or until all the Investor Transfer Shares have been fully allocated to the Exercising Investors, whichever occurs first.

(d)                                 Proportionate Amount. An Exercising Investor’s “Proportionate Amount” is equal to the product obtainable by multiplying (x) the total number of Investor Transfer Shares, by (y) a fraction, the numerator of which shall be the number of Ordinary Share Equivalents held by such Exercising Investor (on an as converted basis) on the date of the Investor Transfer Notice and the denominator of which shall be the aggregate number of all Ordinary Share Equivalents held by all the Exercising Investors (on an as converted basis) on the date of the Investor Transfer Notice.

(e)                                  Excess Proportionate Amount. An Exercising Investor’s “Excess Proportionate Amount” is equal to the product obtainable by multiplying (x) the total number of Excess Investor Transfer Shares, by (y) a fraction, the numerator of which shall be the number of

Ordinary Share Equivalents held by such Exercising Investor (on an as converted basis) on the date of the Investor Transfer Notice and the denominator of which shall be the aggregate number of Ordinary Share Equivalents held, on the date of the Investor Transfer Notice, by all the Exercising Investors (on an as converted basis) whose Exercise Amount has not yet been satisfied after employing the procedures set out herein.

(f)                                    In the event the Investors other than the Selling Investor fail to agree to purchase all of the Investor Transfer Shares within the respective periods given above, the Selling Investor shall not be obligated to sell any of the Investor Transfer Shares to the Exercising Investors. The Selling Investor shall have 90 days from the date of delivery of the Investor Transfer Notice to sell the Investor Transfer Shares at the price and upon terms and conditions no more favorable to the transferee than specified in the original Investor Transfer Notice. In the event that the Selling Investor has not sold the Investor Transfer Shares within this 90-day period, the Selling Investor shall not thereafter sell any Shares without first offering such shares to the other Investors in the manner provided in this Section 2.2 above.

(g)                                 Notwithstanding the above, if the Selling Investor intends to sell any Investor Transfer Shares to any of the Company’s Competitors, Yu Dong (or SkillGreat or other entity wholly owned by Yu Dong) shall, in preference to any Investor, within 20 days from the date of receipt of the Investor Transfer Notice provide the Selling Investor with a written notice (“Yu Dong’s Reply Notice”) specifying the maximum number of any Investor Transfer Shares which he irrevocably commits to purchase.  A failure by Yu Dong (or SkillGreat or other entity wholly owned by Yu Dong) to respond within such 20-day period shall be deemed to constitute a decision by Yu Dong not to purchase any Investor Transfer Shares and any Investor may exercise its rights under Sections 2.2 (b) to (f) above, with the 20-day period specified in Section 2.2(b) commencing from the day immediately after the expiration of the 20-day period specified in this Section 2.2(g).  For purposes of this Section 2.2, the Company’s Competitors shall mean Golden Harvest Entertainment Co., Huayi Brother Group, ENLIGHT MEDIA, ASIAN UNION FILM & MEDIA, Xiao Ma Ben Teng Ji Tuan or any of their respective Affiliates or Subsidiaries.

2.3                                 Co-Sale Right. Subject to Section 2.3 (c) below, if the Transferring Shareholder is a holder of Ordinary Shares, then each Investor who does not exercise its Right of First Refusal pursuant to Section 2.1 above shall have the right, exercisable upon written notice to the Transferring Shareholder within 20 days after the date the Transfer Notice is delivered to the Investors, to participate in the sale of Stock on the same terms and conditions mutatis mutandis as the Transferring Shareholder to the extent of that Co-Sale Shareholder’s Co-Sale Ratio with respect to its Stock (the “Co-Sale Right”), provided, however, such Co-Sale Right shall not apply to any sale of Stock to an Investor pursuant to the exercise of the Right of First Refusal of such Investor under Section 2.1, or the Right of First Refusal With Respect to the Preferred Shares of such Investor under Section 2.2. Each notice of an exercise of the Co-Sale Right shall state the number of shares of Stock such Co-Sale Shareholder wishes to sell under its Co-Sale Right. Any Co-Sale Shareholder may elect to sell all or some of the shares of Stock then held by such Co-Sale Shareholder up to its Co-Sale Ratio with respect to its Stock. The Transferring Shareholder (i) may only sell its shares of Stock if the proposed transferee completes the purchase of the shares which the Co-Sale Shareholders seek to sell pursuant to the exercise of their Co-Sale Right, and (ii) shall, at the request of any Co-Sale Shareholder, reduce the number of shares of its Stock to be sold by the number of shares of Stock that such Co-Sale Shareholder wishes to sell under its Co-Sale Right.

(a)                                                    Delivery of Certificates. The Co-Sale Shareholders shall effect their participation in the sale by promptly delivering to the Transferring Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of shares of Stock which the Co-Sale Shareholders elect to sell; provided that if a Co-Sale Shareholder elects to sell Preferred Shares under its Co-Sale Right, it shall convert such Preferred Shares into Ordinary Shares for transfer upon consummation of the sale. No Co-Sale Shareholder that is an Investor shall be required to give any representations or warranties to the purchaser other than a representation and warranty that such Stock is sold by such Co-Sale Shareholder as beneficial owner free from encumbrances and liens other than those under the Shareholders’ Agreement, these Articles and the Memorandum of Association.

(b)                                                   Sales Proceeds. The stock certificate or certificates that the Co-Sale Shareholders deliver to the Transferring Shareholder pursuant to Section 2.3(a) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to substantially the same terms and conditions as specified in the Transfer Notice, and the Transferring Shareholder shall upon receiving the same from the prospective purchaser concurrently remit to each Co-Sale Shareholder that portion of the sale proceeds to which that Investor is entitled by reason of its participation in the sale. To the extent that any prospective purchaser or purchasers prohibits assignment or otherwise refuses to purchase shares or other securities from the Co-Sale Shareholders, the Transferring Shareholder shall not sell to the prospective purchaser or purchasers any Stock unless and until, simultaneously with the sale, the Transferring Shareholder purchases those shares or other securities from the Co-Sale Shareholders.

(c)                                                    Notwithstanding the above, subject to Sections 2.8 and Article 31 of the Articles of Association, Yu Dong has the right to transfer up to 5% of the outstanding Shares or other voting securities (or securities convertible into or exchangeable for voting securities) on an as-if-converted basis in the Company held by him (both directly and indirectly through SkillGreat or other entity) without any restriction under this Section 2.3.  If Yu Dong proposes to sell or otherwise transfer any Stock representing more than 5% of the outstanding Shares or other voting securities (or securities convertible into or exchangeable for voting securities) on an as-if-converted basis in the Company held by him (both directly and indirectly through SkillGreat or other entity) or any interest therein to any Person, then any Stock in excess of such 5% shall be subject to the Co-Sale Right in favor of the Investors set forth in this Sections 2.3 (a) and (b) above.

2.4                                 Sale by Transferring Shareholder. Subject to Section 2.7, if and to the extent that the Investors and Yu Dong (or SkillGreat or other entity wholly owned by Yu Dong) do not exercise their Right of First Refusal in Section 2.1(a) to (e), the Investors do not exercise their Right of First Refusal in Section 2.1 and in Section 2.2 or the Investors’ Co-Sale Right in aggregate with respect to the sale of all the Stock subject to the Transfer Notice within the relevant prescribed period, the Transferring Shareholder may, not later than 90 days following delivery of the Transfer Notice, conclude a bona fide transfer of all of the Stock covered by the Transfer Notice on terms and conditions not more favorable to the transferee or transferor than those described in the Transfer Notice. Any proposed transfer on terms and conditions more favorable than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Stock by the Transferring Shareholder, shall again be subject to the Right of First Refusal and Co-Sale Right of the Investors and shall require compliance by the Transferring Shareholder with the procedures described in this Section 2.

2.5                                 No Adverse Effect. The Investors’ and Yu Dong’s exercise or non-exercise of the Right of First Refusal in Section 2.1(a) to (e), the Investors’ exercise or non-exercise of the Right of First Refusal in Section 2.1 and Section 2.2 or the Investors’ Co-Sale Right shall not adversely affect their rights to participate in subsequent transfers of Stock by the Transferring Shareholder subject to the provisions of this Section 2.

2.6                                 Prohibited Transfer. Subject to the terms of this Section 2.6 and Section 2.8, for so long as the Investors collectively hold at least 25 percent of the Preferred Shares, or securities resulting from the conversion or exchange of such Preferred Shares and as adjusted for stock splits, stock dividends, reverse stock splits and the like, no holder of Ordinary Shares shall transfer any of the Stock it holds as at the date hereof, nor transfer or dispose of or create any Encumbrance over any such Stock, without the prior written consent of the Investors representing at least a majority of the Series A Preferred Shares and a majority of the Series B Preferred Shares, or securities resulting from the conversion or exchange of such Series A Preferred Shares or Series B Preferred Shares and as adjusted for stock splits, stock dividends, reverse stock splits and the like. In the event a Transferring Shareholder sells any Stock in contravention of the Right of First Refusal or the Co-Sale Right of a Shareholder (a “Prohibited Transfer”), each such shareholder, in addition to other remedies as may be available at law, in equity or hereunder, shall have the put option provided in Section 2.7 below, and the Transferring Shareholder shall be bound by the applicable provisions of that put option.

2.7                                 Remedies.

(c)                      In the event of a Prohibited Transfer, the Investors shall have the right to sell to the Transferring Shareholder the type and number of shares of Stock equal to the number of shares of stock the Investors would have been entitled to transfer to the purchaser had the

Prohibited Transfer been effected pursuant to and in compliance with the terms of these Articles (the “Put Option”). This sale shall be made on the following terms and conditions:

(i)                                     the price per share at which the Stock is to be sold to the Transferring Shareholder shall be equal to the greater of: (1) the price per share paid in the Prohibited Transfer, or (2) the Fair Market Value of each share plus an additional premium of forty percent (40%) of the Fair Market Value (provided, however, that if this additional premium is found by a court of law or arbitral tribunal to be unenforceable, then only the Fair Market Value of each share will be considered, and the additional premium shall be read out of this subsection (a));

(ii)                                  the Transferring Shareholder shall reimburse the Investors for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investors’ rights under this Section 2;

(iii)                               within 60 days after the earlier of the dates on which the Investors (i) receive notice of the Prohibited Transfer, or (ii) otherwise become aware of the Prohibited Transfer, the Investors shall, if exercising the Put Option created by this Section 2.7, deliver to the Transferring Shareholder the certificate or certificates representing the Stock to be sold, each certificate to be properly endorsed for transfer;

(iv)                              the Transferring Shareholder shall, prior to or simultaneously with the receipt of the certificate or certificates for the Stock to be sold by the Investors pursuant to this Section 2.7, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 2.7(a)(ii), in cash or by other means acceptable to the Investors; and

(v)                                 notwithstanding the foregoing, the Company agrees it will not effect any attempt by the Transferring Shareholder to transfer Stock in violation of this Section 2 nor will it treat any alleged transferee as the holder of the Stock purported to be transferred in violation of this Section 2, unless the Put Option is completed pursuant to this Section 2.7.

(d)                     For the purposes of this Section 2.7, “Fair Market Value” of a Share as of a particular date shall mean:

(i)                                     If traded on a securities exchange or the NASDAQ National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Ordinary Shares of the Company (or the average of the closing prices of securities representing such Ordinary Shares divided by the number of Ordinary Shares represented) on such exchange or market over the five Business Days ending immediately prior to the applicable date of valuation;

(ii)                                  If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and

(iii)                               If there is no active public market, the Fair Market Value shall be the value determined in good faith by the Board of Directors of the Company in consultation with the Auditors.

2.8                                 Certain Permitted Transfers. The restrictions or requirements set forth in Sections 2.1 through 2.7 with respect to transfers of Shares shall not, subject to any applicable law, apply to:

(a)  any transfer by any Member who is a natural person:

(i)                                     to a legal representative of such Member, if such Member becomes incapacitated, or upon the death of such Member;

(ii)                                  by will, the laws of intestacy or the laws of descent or survivorship; or

(iii)                               any sale or transfer of Shares to the Company or an entity designated by the Company pursuant to a repurchase right or right of first refusal of the Company in the event of a termination of an employment or consulting relationship with a Group Company; or

(iv)                              pursuant to a court order upon the termination of a marital relationship of such Member;

(b) subject to Article 31 of the Articles of Association, any transfer by Yu Dong (i) of not more than 5% of the outstanding Shares or other voting securities (or securities convertible into or exchangeable for voting securities) on an as-if-converted basis in the Company held by him (both directly and indirectly through SkillGreat or other entity); or (ii) of any or all of the Shares held by him (both directly and indirectly through SkillGreat or other entity) in the Company to an entity wholly owned by Yu Dong; or

(c)   any transfer by an Investor to its Affiliates.

(any permitted transferee thereunder, a “Permitted Transferee”)

Provided, however, that in the case of any transfer described in any of sub-paragraphs (a) and (b) above:

(A)                  each Permitted Transferee shall have executed and delivered to the Company and the other Members, as a condition precedent to any such transfer or acquisition of Shares, an Adherence Deed set forth on the last page of this Schedule, and shall have submitted to the Company and the Investors such evidence as the Company and the Investors may reasonably request to demonstrate that such transferee qualifies as a Permitted Transferee; and

(B)                    each Permitted Transferee shall remain qualified as a Permitted Transferee of the transferring Member at all times following such transfer for as long as it continues to hold any Shares, failing which it shall transfer the Shares held by it to another Permitted Transferee reasonably satisfactory to the Company and the Investors.

2.9                               Drag-Along.

(a)                                 At any time after January 19, 2012, being the expiry of the 18th month from the execution date of the shareholders’ agreement dated July 19, 2010, by and among BVI Company, certain other Group Companies and the investors and other signatories thereto if (i) Shareholders holding a majority of each class of Shares, voting separately, or (ii) Shareholders representing two-thirds of all Shares on an as-if-converted basis (collectively, the “Initiating Sellers”), approve a Sale of the Company that values the Company at US$100,000,000 or more (in either case an “Approved Sale”), each Shareholder shall approve, consent to and raise no objections to the Approved Sale, and if the Approved Sale is structured as a sale of the issued and outstanding capital stock of the Company (whether by merger, recapitalization, consolidation or sale or Transfer of shares or otherwise), then each Shareholder shall waive any dissenter’s rights, appraisal rights or similar rights in connection with such Sale of the Company and each Shareholder shall agree to sell its Shares on the terms and conditions approved by the Initiating Sellers.  Each Shareholder shall take all necessary and desirable actions in connection with the consummation of the Approved Sale, including executing such agreements and instruments and taking such other actions as may be reasonably necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements, as the case may be, required for the consummation of such Approved Sale. In the event that any Shareholder fails for any reason to take any of the foregoing actions after reasonable notice thereof, such Shareholder hereby grants an irrevocable power of attorney and proxy to the Initiating Sellers or an assignee or designee of such Initiating Sellers to take all necessary actions and execute and deliver all documents deemed by such Person to be reasonably necessary to effectuate the terms of this Section 2.9. Subject to clause (b) of this Section 2.9, the restrictions on Transfers of Shares set forth in Sections 2.1, 2.2, 2.3, 2.4 and 2.8 shall not apply in connection with an Approved Sale, anything in this Schedule to the contrary notwithstanding.

(b)                                The Initiating Sellers shall deliver written notice to each other Shareholder setting forth in reasonable detail the terms (including price, time and form of payment) of any Approved Sale (the “Drag Notice”). Within 15 days following receipt of the Drag Notice, each of such other Shareholders shall deliver to the Company written notice setting forth such shareholders’ agreement to consent to and raise no objections against, or impediments to, the Approved Sale (including, waiving all dissenter’s and similar rights) and (ii) if the Approved Sale is structured as a sale of capital stock, to sell its Shares on the terms and conditions set forth in the Drag Notice, including delivery of certificates representing such Shareholder’s Shares (duly endorsed for transfer or accompanied by executed stock powers or transfer instruments therefor).

(c)                                 Notwithstanding the foregoing, in the event that a potentially forthcoming Approved Sale and within five Business Days of its approval in principle by the Initiating Sellers or Shareholders representing a majority of all Shares on an as-if-converted basis, as the case may be, the Founders shall have the right collectively to give notice in writing to the other Shareholders of their intention to buy all of the Shares from the other Shareholders in lieu of an Approved Sale on terms at least as favorable as the potential Approved Sale. Any such notice, if given, shall be irrevocable, and the purchase of all Shares from the other Shareholders shall be consummated by the Founders in cash within three months of the giving of such notice.

FORM OF ADHERENCE DEED

THIS ADHERENCE DEED is made the            day of

by [•], a company incorporated in [•] with registered number [•] whose registered office is at [•] (“New Shareholder”)

RECITALS

A.                                   On [•], 2010, the shareholders of Bona Film Group Limited (the “Company”) entered into a shareholders’ agreement (the “Shareholders’ Agreement”), to which the substantial form of this Adherence Deed forms Exhibit B.

B.                                     The New Shareholder is the intended transferee of [•] [Ordinary Shares]/[Series A Preferred Shares]/[ Series B Preferred Shares] of par value [•] each (“Transferred Shares”) in the capital of the Company from [•] (“Transferor”) and in accordance with Section [5.8]/[17] of the Shareholders’ Agreement and the Company’s articles of association is executing this Deed.

THIS DEED WITNESSES as follows:

1.                                       Interpretation. Capitalized terms not otherwise defined in this Deed shall have the meanings given to then in the Shareholders’ Agreement.

2.                                       Covenant; Enforceability. The New Shareholder hereby ratifies and accedes to the terms of, agrees to be bound by, and assumes all rights and obligations under the terms and conditions of, the Shareholders’ Agreement, as if the New Shareholder had been an original party to the Shareholders’ Agreement in the same capacity as the Transferor; provided, however, that the New Shareholder shall not have the benefit of any rights of the Transferor under the Shareholders’ Agreement which are expressed to be non-transferable by the terms thereof. The existing Members shall be entitled to enforce the Shareholders’ Agreement against the New Shareholder.

3.                                       Governing Law. This Adherence Deed shall be governed by and construed in all respects in accordance with the laws of Hong Kong law.

IN WITNESS WHEREOF this Adherence Deed has been executed [as a deed] by the New Shareholder on the date set forth above.

[NEW SHAREHOLDER]                  )

in the presence of:                                 )